Exhibit 99.01

Contact: Cathy Rebuffoni
952-591-3335
crebuffoni@moneygram.com

MoneyGram International, Inc. Responds to Letter
from Blum Capital Partners, L.P.

Minneapolis, Minn., Dec. 21, 2007 - MoneyGram International, Inc. sent the following letter today to Blum Capital Partners, L.P. in response to its letter of December 17, 2007, which was filed with the SEC as an amendment to its existing 13D filing.

December 21, 2007

Mr. Gregory L. Jackson
Partner
Blum Capital Partners, L.P.
909 Montgomery Street
San Francisco, California 94133

Dear Greg:

We received your letter and shared it with our Board of Directors as you requested. We appreciate your thoughts as a major MoneyGram shareholder.

I want to reassure you that we take our fiduciary responsibility to all shareholders very seriously. We are working diligently in all the areas referenced in your letter to ensure that we continue to fulfill that responsibility.  We recognize that the difficulty in our Payment Systems business has obscured the considerable strength and outstanding growth of our core money transfer business.  We intend to fully address the underlying issues that led to this situation but we believe that our shareholders are best served at this time by a singular focus on addressing the current situation in the most expeditious manner possible.  That is the purpose of the strategic review and, as part of that review, we anticipate providing additional disclosure and transparency surrounding the investment portfolio and the Payments Systems business. We expect to provide definitive information as soon as it is available.

The strategic review of the Payment Systems business includes making decisions about: 1) the future of the Payment Systems business itself; 2) valuation of the portfolio in this dislocated market; 3) further adjusting our portfolio strategy to ensure continued liquidity and significantly reduced credit risk; and 4) how best to optimize financial flexibility to support our high growth money transfer business. We are in discussions with a number of potential investors regarding capital alternatives that would allow us to accomplish these goals. Of course, there is always risk associated with achievement of these goals and we are all mindful of that.

With respect to the offer from Euronet, we specifically decided not to engage in a public dialogue on this matter because we don’t believe that is the proper way to communicate, nor in the best interests of our shareholders. We believe that parties negotiating in good faith do so in a confidential manner. Unfortunately, Euronet chose to engage in an unproductive public relations campaign that simply siphons away valuable energy that could be applied to substantive discussion.

The fact is following our Board meeting on December 11 we clearly expressed our willingness to meet with Euronet to discuss its proposal.  Rather than a reply to that message, or any comments on either of the two proposed confidentiality agreements that we had sent to Euronet, we received a call from a reporter at The Wall Street Journal indicating his plan to run a story on the Euronet offer the following morning based on information from “sources close to the offer.”  This occurred despite the fact that Mr. Brown’s December 4 letter stated, “Our preference is not to make our proposal public, and we expect you would keep it confidential.”  Euronet then proceeded to present a self-serving perspective of events on its conference call and in other communication. We understand that these are tactics that some companies employ, but they don’t enhance our level of confidence about participating in discussions that involve confidential company information. Euronet sent us an e-mail indicating that they were not willing to sign a confidentiality agreement containing a standstill some time after we were contacted by The Wall Street Journal.

Yes, our willingness to meet with Euronet was predicated upon entering into a mutually agreeable non-disclosure and standstill agreement.  We firmly believe confidentiality and an agreement that potential competitive and/or sensitive information cannot be used to the detriment of MoneyGram is in the best interests of our shareholders.   We have worked hard to reach a compromise with Euronet, but thus far they have rejected each of our proposals.

We believe our core business is very strong and provides significant growth opportunities in the future.  We recognize that the uncertainty surrounding our investment portfolio has affected our stock price and it is no surprise to see prospective buyers view this as an opportunity to acquire our business at a value that might be less than what our shareholders deserve.

We remain open to genuine proposals from third parties when we can explore them on terms that provide us the ability to maximize shareholder value.

Sincerely,

Philip W. Milne
Chairman, President and
Chief Executive Officer

cc Board of Directors

About MoneyGram International, Inc.
MoneyGram International, Inc. is a leading global payment services company and S&P MidCap 400 company.  The company’s major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers.  MoneyGram is a New York Stock Exchange listed company, with $1.16 billion in revenue in 2006 and approximately 138,000 global money transfer agent locations in 170 countries and territories.  For more information, visit the company’s website at www.moneygram.com.

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Cautionary Information Regarding Forward-Looking Statements

The statements contained in this press release regarding the business of MoneyGram International, Inc. that are not historical facts are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to: (a) loss of a key customer or inability to maintain our network in our Global Funds Transfer segment; (b) additional material changes in the market value of securities we hold and/or permanent impairments of portfolio securities; (c) outcome of the strategic review of the Payment Systems segment and the ability to continue to effectively operate the segment during and after the review; (d) ability to maintain sufficient capital and unrestricted assets; (e) risk of further downgrade in our credit ratings which could affect our cost of funds; (f) ability to manage credit risk related to our investment portfolio and our use of derivatives; (g) unexpected liquidity or capital needs and our ability to secure additional sources of capital; (h) ability to successfully develop and timely introduce new and enhanced products and services; (i) ability to protect and defend the intellectual property rights related to our existing and any new or enhanced products and services; (j) failure to continue to compete effectively; (k) our and our agents’ ability to comply with U.S and International regulatory requirements; (l) conducting money transfer transactions through agents in regions that are politically volatile and/or in a limited number of cases, subject to certain OFAC restrictions; (m) ability to manage security risks related to our electronic processing and transmission of confidential customer information; (n) ability to process and settle transactions accurately and the efficient and uninterrupted operation of our computer network systems and data centers; (o) ability to manage credit and fraud risks from our retail agents; (p) ability to manage reputational damage to our brand due to fraudulent or other unintended use of our services; (q) litigation or investigations of us or our agents that could result in material settlements, fines or penalties; (r) fluctuations in interest rates; (s) ability to manage risks related to opening of new retail locations and acquisition of businesses; (t) material slow down or complete disruption in international migration patterns; (u) ability for us or our agents to maintain adequate banking relationships; (v) ability to manage risks associated with our international sales and operations; (w) ability to maintain effective internal controls; (x) possible delay or prevention of an acquisition of our company which could inhibit a stockholder’s ability to receive a premium on their investment from a possible sale of our company due to provisions contained in our charter documents, our rights plan and Delaware law; and (y) other factors more fully discussed in MoneyGram’s filings with the Securities and Exchange Commission. Actual results may differ materially from historical and anticipated results.  These forward-looking statements speak only as of the date on which such statements are made, and MoneyGram undertakes no obligation to update such statements to reflect events or circumstances arising after such date.